FOR IMMEDIATE RELEASE

CONTACT:	Nigel P. Hebborn
Executive Vice President
(401) 274-5658 ext. 714
www.nestor.com

NESTOR , INC. APPROVED FOR TRANSFER OF LISTING
TO THE NASDAQ CAPITAL MARKET

Providence, RI - November 21, 2006 - Nestor, Inc., the parent company of Nestor Traffic Systems, Inc. (NASDAQ: NEST), a leading provider of advanced automated traffic enforcement solutions and services, is pleased to announce that earlier today Nasdaq notified the Company that its application to transfer the listing of its common stock from the Nasdaq Global Market to the Nasdaq Capital Market was approved and that the Company’s common stock will transfer to the Capital Market at the opening of business on November 27, 2006.  The trading symbol for the Company’s common stock, NEST, will not change.

Nestor Traffic Systems provides automated traffic enforcement solutions to state and municipal governments. Nestor Traffic Systems is the exclusive North American distributor for the Vitronic PoliScanSpeed™ scanning LiDAR, capable of tracking multiple vehicles in multiple lanes simultaneously. Our CrossingGuard® red light enforcement system uses patented multiple, time-synchronized videos to capture comprehensive evidence of red light and speed violations. In addition, CrossingGuard® offers customers a unique Collision Avoidance™ safety feature that can help prevent intersection collisions. CrossingGuard® is a registered trademark of Nestor Traffic Systems, Inc. PoliScanSpeed™ is a trademark of Vitronic. For more information, call (401) 274-5658 or visit www.nestor.com.

Statements in this press release about future expectations, plans and prospects for Nestor, including statements containing the words "expects," "will," “planned," and similar expressions, constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. We may not achieve the plans, intentions or expectations disclosed in our forward-looking statements and investors should not place undue reliance on our forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various factors, including: market acceptance of our products, our ability to operate with reduced staff, further approvals of contracted approaches, legal and legislative challenges to automated traffic enforcement, patent protection of our technology, and other factors discussed in Risk Factors in our most recent Annual Report on Form 10-K filed with the SEC. Investors are advised to read Nestor's Annual Report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed after our most recent annual or quarterly report. The forward-looking statements included in this press release represent our current views and we specifically disclaim any obligation to update these forward-looking statements in the future.

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